As filed with the Securities and Exchange Commission on September 2, 1999
                                                           File No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ----------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           CANARGO ENERGY CORPORATION
               (Exact name of issuer as specified in its charter)

        DELAWARE                                                91-0881481
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)


                  1580 Guinness House, 727 - 7th Avenue S.W.,
                            Calgary, Alberta T2P 0Z5
                    (Address of principal executive offices)

                      ___________________________________

                         1995 LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)
                      ___________________________________

                                Michael Binnion
                           CANARGO ENERGY CORPORATION
                  1580 Guinness House, 727 - 7th Avenue S.W.,
                            Calgary, Alberta T2P 0Z5
                            Telephone (403) 777-1185
           (Name, address and telephone number of agent for service)

                      ___________________________________


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

                        CALCULATION OF REGISTRATION FEE
===========================================================================

                                                  Proposed           Proposed
                                                  Maximum            Maximum
Title of Securities      Amount Being             Offering Price     Aggregate            Amount of
Being Registered         Registered               Per Share          Offering Price       Registration Fee
-------------------      --------------------     --------------     ---------------      ----------------
Common Stock
$.10 par value           3,250,000 (1) shares     $0.35(2)           $1,137,500.00(2)     $316.23
                         --------------------     --------------     ---------------      ----------------

(1) This Registration Statement also covers such indeterminable number of additional shares as may become deliverable as a result of future adjustments in accordance with the terms of the Plan.

(2) Determined in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the bid and asked price on the OTC Bulletin Board on August 27, 1999.

================================================================================

                                    PART II

Explanatory Note:
-----------------

         This registration statement is being filed to register additional securities pursuant to the Registrant's 1995 Long-Term Incentive Plan (the "Plan"). The Registrant initially registered 750,000 shares (after giving effect to a one-for-two reverse stock split effected on July 15, 1998) of Registrant's Common Stock issuable under the Plan on Form S-8, File No. 333-02651 as filed by Registrant with the Securities and Exchange Commission on April 19, 1996. The contents of such Form S-8 are hereby incorporated by reference.

Item 8.  Exhibits
         --------

         4.1 1995 Long-Term Incentive Plan (Incorporated herein by reference from Post-Effective Amendment No. 1 to Form S-1 Registration Statement, File No. 333-72295 filed on July 29,
               1999).

         5.1   Opinion of Counsel.

         23.1  Consent of Independent Accountants.

         23.2  Consent of Counsel - contained in Exhibit 5.1.

         24.1  Power of Attorney, contained at page 2.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on September 1, 1999.

                                      CANARGO ENERGY CORPORATION


                                      By:  /s/ David Robson
                                           -------------------------------------
                                           David Robson, Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature follows constitutes and appoints each of MICHAEL BINNION and ANTHONY J. POTTER, and either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature             Title                                      Date
---------             -----                                      ----
/s/ David Robson       Chief Executive Officer and
--------------------
David Robson           Director (Principal Executive Officer)     September 1, 1999


/s/ Michael Binnion    President, Chief Financial Officer and
--------------------
Michael Binnion        Director (Principal Financial Officer)     September 1, 1999


/s/ Russell Hammond    Director                                   September 1, 1999
--------------------
Russell Hammond


/s/ Peder Paus         Director                                   September 1, 1999
--------------------
Peder Paus


/s/ Nils N. Trulsvik   Director                                   September 1, 1999
--------------------
Nils N. Trulsvik


/s/ Anthony J. Potter  Controller (Principal Accounting Officer)  September 1, 1999
--------------------
Anthony J. Potter

                           CANARGO ENERGY CORPORATION

                        FORM S-8 REGISTRATION STATEMENT

                                 Exhibit Index
                                 -------------



4.1 1995 Long-Term Incentive Plan (Incorporate herein by reference from Post-Effective Amendment No. 1 to Form S-1 Registration Statement, File No. 333-72295 filed on July 29, 1999).

5.1   Opinion of Counsel.                                                     X

23.1  Consent of Independent Accountants.                                     X

23.2  Consent of Counsel - contained in Exhibit 5.1.

24.1  Power of Attorney - contained at page 2.